                                                              Exhbit No. EX-99.b

                                     BYLAWS

                                       of

                    DIMENSIONAL EMERGING MARKETS VALUE FUND
                           A Delaware Statutory Trust

                          (As adopted March 18, 2009)

     These Bylaws may contain any provision not inconsistent with applicable law or the  Declaration  of  Trust.  Unless  otherwise  specified  in these  Bylaws, capitalized  terms used in these Bylaws shall have the meanings assigned to them in the  Declaration  of Trust.  Every  Shareholder  by virtue of having become a
Shareholder shall be bound by these Bylaws.

                                   ARTICLE I
                                   DEFINITIONS

     Section  1.  Whenever  used  herein,  the  following  terms  shall have the following meanings:

     (a) "1940 Act" shall mean the Investment  Company Act of 1940 and the rules and regulations thereunder, all as adopted or amended, from time to time;

     (b) "Board of Trustees"  or "Board"  shall mean the  governing  body of the
Trust,  which is comprised  of the number of Trustees of the Trust  fixed,  from time to time,  pursuant to Article IV of the  Declaration  of Trust,  having the powers and duties set forth therein;

     (c) "Bylaws" shall mean these bylaws of the Trust,  as amended or restated, from time to time, in accordance with Article VIII hereof;

     (d)  "Certificate of Trust" shall mean the certificate of trust to be filed with the office of the  Secretary  of State of the State of Delaware as required under the DSTA to form the Trust, as amended or restated,  from time to time and filed with such office;

     (e) "Class"  shall mean each class of Shares of the Trust or of a Series of the Trust established and designated under and in accordance with the provisions of Article III of the Declaration of Trust;

     (f) "Code" shall mean the  Internal  Revenue Code of 1986 and the rules and regulations thereunder, all as adopted or amended, from time to time;

     (g) "Commission" shall have the meaning given that term in the 1940 Act;

     (h) "DSTA"  shall mean the  Delaware  Statutory  Trust Act (12 Del.  C. §
3801, et seq), as amended, from time to time;

     (i)  "Declaration  of Trust" shall mean the  Agreement and  Declaration  of
Trust of the Trust, as amended or restated, from time to time;

     (j) "Investment Adviser" shall mean a Person, as defined below,  furnishing services  to  the  Trust  pursuant  to any  investment  advisory  or  investment management  contract described in Article IV, Section 7(a) of the Declaration of
Trust;

     (k) "Person" shall mean a natural person, partnership, limited partnership,
limited   liability   company,   trust,   estate,   association,    corporation,
organization,  custodian,  nominee,  government  or any  political  subdivision, agency or  instrumentality  thereof or any other individual or entity in its own or any representative capacity, in each case, whether domestic or foreign, and a statutory trust or a foreign statutory or business trust;

     (l)  "Series"  shall  refer  to  each  Series  of  Shares  established  and designated  under and in  accordance  with the  provisions of Article III of the
Declaration of Trust;

     (m) "Shares" shall mean the transferable shares of beneficial interest into which the beneficial interest in the Trust shall be divided,  from time to time, and shall include fractional and whole shares;

     (n) "Shareholder" shall mean a record owner of Shares;

     (o) "Trust" shall refer to  Dimensional  Emerging  Markets Value Fund,  the
Delaware  statutory  trust formed  pursuant to the  Declaration of Trust and the filing of the  Certificate of Trust with the Office of the Secretary of State of the State of Delaware; and

     (p)  "Trustee"  or  "Trustees"   shall  refer  to  each  signatory  to  the
Declaration  of Trust as a trustee and all other Persons who, from time to time, may be duly  elected  or  appointed,  qualified,  and  serving  on the  Board of
Trustees in accordance with the provisions  hereof and the Declaration of Trust, so long as such signatory or other Person continues in office in accordance with the terms hereof and of the Declaration of Trust.  Reference herein to a Trustee or the  Trustees  shall  refer to such  Person or  Persons in such  Person's  or
Persons'  capacity as a trustee or trustees  hereunder and under the Declaration of Trust.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

     Section 1. PLACE OF MEETINGS. Meetings of Shareholders shall be held at any place within or outside the State of Delaware  designated  by the Board.  In the absence of any such  designation by the Board,  Shareholders'  meetings shall be held at the offices of the Trust.

     Section 2. MEETINGS.

     (a) Call of Meetings. Any meeting of Shareholders may be called at any time by the Board,  by the Chairperson of the Board, or by the President of the Trust
for the  purpose  of taking  action  upon any  matter  deemed by the Board to be necessary or  desirable.  To the extent  permitted by the 1940 Act, a meeting of the Shareholders for the purpose of electing  Trustees may also be called by the
Chairperson  of the  Board,  or shall be  called  by the  President  or any Vice
President of the Trust at the request of the Shareholders  holding not less than ten (10) percent of the Shares,  provided that the Shareholders  requesting such meeting shall have paid the Trust the reasonably estimated cost of preparing and mailing  the notice  thereof,  which an  authorized  officer of the Trust  shall determine and specify to such Shareholders.  No meeting shall be called upon the request of Shareholders to consider any matter that is substantially the same as a matter voted upon at any meeting of the Shareholders held during the preceding twelve (12) months,  unless requested by the holders of a majority of all Shares entitled to be voted at such meeting.

     Section  3.  NOTICE OF  SHAREHOLDERS'  MEETING.  Notice of any  meeting  of
Shareholders shall be given to each Shareholder entitled to vote at such meeting in accordance  with Section 4 of this Article II not less than ten (10) days nor more than one hundred and twenty (120) days before the date of the meeting.  The notice shall specify (i) the place, date, and hour of the meeting,  and (ii) the general nature of the business to be transacted  and, to the extent  required by the 1940 Act, the purpose or purposes thereof.

     Section 4. MANNER OF GIVING NOTICE.  Notice of any meeting of  Shareholders shall be given either personally or by United States mail,  courier,  cablegram, telegram,  facsimile,  or  electronic  mail,  or  other  form  of  communication permitted by then current law, charges prepaid,  addressed to the Shareholder or to the group of Shareholders at the same address as may be permitted pursuant to applicable  laws, or as a Shareholder may otherwise  consent,  at the address of that  Shareholder  appearing  on the books of the Trust or its transfer or other duly authorized agent or provided in writing by the Shareholder to the Trust for the  purpose  of  providing  notice.  Notice  shall be deemed  to be given  when delivered personally,  deposited in the United States mail or with a courier, or sent by cablegram,  telegram,  facsimile, or electronic mail. If no address of a
Shareholder  appears on the Trust's  books or has been  provided in writing by a
Shareholder,  notice shall be deemed to have been duly given  without a mailing, or  substantial  equivalent  thereof,  if such notice  shall be available to the
Shareholder on written demand of the Shareholder at the offices of the Trust.

     If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust or that has been provided in writing by that
Shareholder to the Trust for the purpose of providing  notice is returned to the
Trust, marked to indicate that the notice to the Shareholder cannot be delivered at that address, all future notices or reports shall be deemed to have been duly given without  further  mailing,  or  substantial  equivalent  thereof,  if such notices  shall  be  available  to  the  Shareholder  on  written  demand  of the
Shareholder at the offices of the Trust.

     Section 5. ADJOURNED MEETING; NOTICE. Any Shareholders' meeting, whether or not a quorum is present,  may be  adjourned,  from time to time,  for any reason whatsoever  by vote of the holders of Shares  entitled to vote  holding not less than a majority of the Shares  present in person or by proxy at the meeting,  or by the  Chairperson of the Board,  the President of the Trust, in the absence of the Chairperson of the Board, or any Vice President or other authorized  officer of the Trust, in the absence of the President.  Any adjournment may be made with respect to any business that might have been  transacted at such meeting and any adjournment will not delay or otherwise affect the effectiveness and validity of any business transacted at the Shareholders' meeting prior to adjournment.

     When any  Shareholders'  meeting is  adjourned  to  another  time or place, written notice need not be given of the adjourned  meeting if the time and place thereof are announced at the meeting at which the  adjournment is taken,  unless after the adjournment a new record date is fixed for the adjourned  meeting,  or unless  the  adjournment  is for more than sixty (60) days after the date of the original  meeting,  in which  case,  the Board  shall set a new  record  date as provided in Article V of the  Declaration  of Trust and give  written  notice to each  Shareholder  of  record  entitled  to vote  at the  adjourned  meeting  in accordance  with the  provisions  of Sections 3 and 4 of this Article II. At any adjourned  meeting,  any  business  may  be  transacted  that  might  have  been transacted at the original meeting.

     Section 6. VOTING.

     (a) The  Shareholders  entitled to vote at any meeting of Shareholders  and the  Shareholder  vote required to take action shall be determined in accordance with the  provisions  of the  Declaration  of Trust.  Unless  determined  by the inspector of the meeting to be  advisable,  the vote on any question need not be by written ballot.

     (b) Unless  otherwise  determined  by the Board at the time it  approves an action to be submitted to the Shareholders for approval, Shareholder approval of an action  shall  remain in effect  until  such time as the  approved  action is implemented  or the  Shareholders  vote  to the  contrary.  Notwithstanding  the foregoing, an agreement of merger, consolidation,  conversion, or reorganization may be terminated or amended  notwithstanding prior approval if so authorized by such agreement of merger, consolidation,  conversion, or reorganization pursuant to Section 3815 of the DSTA and/or pursuant to the  Declaration of Trust,  these
Bylaws, and Section 3806 of the DSTA.

     Section 7. WAIVER OF NOTICE BY CONSENT OF ABSENT  SHAREHOLDERS.  Attendance
by a Shareholder,  in person or by proxy, at a meeting shall constitute a waiver of notice of that  meeting  with  respect to that  Shareholder,  except when the
Shareholder  attends the meeting for the express  purpose of  objecting,  at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Whenever notice of a Shareholders'  meeting is required to be given to a Shareholder under the Declaration of Trust or these
Bylaws,  a written waiver  thereof,  executed before or after the time notice is required  to be given,  by such  Shareholder  or his or her  attorney  thereunto authorized, shall be deemed equivalent to such notice. The waiver of notice need not specify the purpose of, or the business to be transacted at, the meeting.

     Section 8. PROXIES.  Every Shareholder  entitled to vote for Trustees or on any other matter that may properly  come before the meeting shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by the Shareholder and filed with the Secretary of the Trust,  provided that an  alternative  to the  execution  of a written  proxy may be permitted as described  in the next  paragraph  of this  Section  8. A proxy  shall be deemed executed  if the  Shareholder's  name is placed on the proxy  (whether by manual signature,  typewriting,  telegraphic, or electronic transmission (as defined in
Section 3806 of the DSTA) or otherwise) by the Shareholder or the  Shareholder's attorney-in-fact. A valid proxy that does not state that it is irrevocable shall continue in full force and effect unless  revoked by the  Shareholder  executing it, or using one of the permitted  alternatives  to execution,  described in the next  paragraph,  by a written  notice  delivered to the  Secretary of the Trust prior to the exercise of the proxy or by the  Shareholder's  attendance and vote in person at the meeting; provided,  however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise expressly provided in the proxy.

     With respect to any Shareholders'  meeting,  the Board or in case the Board does not act, the President,  any Vice President,  or the Secretary,  may permit proxies by  electronic  transmission  (as defined in Section  3806 of the DSTA), telephonic, computerized, telecommunications, or other reasonable alternative to the  execution of a written  instrument  authorizing  the holder of the proxy to act. A proxy  with  respect  to Shares  held in the name of two or more  Persons shall be valid if executed,  or a permitted alternative to execution is used, by any one of them unless,  at or prior to the exercise of the proxy, the Secretary of the Trust receives a specific  written notice to the contrary from any one of them. A proxy purporting to be by or on behalf of a Shareholder  shall be deemed valid  unless  challenged  at or prior to its exercise and the burden of proving invalidity shall rest with the challenger.

     Section 9. INSPECTORS. Before any meeting of Shareholders,  the Board or if the Board has not acted,  the  President of the Trust,  or in the absence of the
President,  any Vice  President or other  authorized  officer of the Trust,  may appoint any person,  other than nominees for office,  to act as inspector at the meeting or any adjournment. If any person appointed as inspector fails to appear or fails or refuses to act, the  chairperson of the Board,  or in the absence of the  Chairperson of the Board,  the President of the Trust, or in the absence of the  President,  any Vice  President or other  authorized  officer of the Trust, shall  appoint a person to fill the vacancy.  Such  appointments  may be made by such officers in person or by telephone.

     The inspector shall:

     (a) determine the number of Shares and the voting power of each, the Shares represented  at the meeting,  the existence of a quorum,  and the  authenticity, validity, and effect of proxies;

     (b) receive votes or ballots;

     (c) hear and determine all  challenges  and questions in any way arising in connection with the right to vote;

     (d) count and tabulate all votes;

     (e) determine when the polls shall close;

     (f) determine the result of voting; and

     (g) do any other acts that may be proper to conduct  the  election  or vote with fairness to all Shareholders.

     Section 10. ADVANCE NOTICE  REQUIREMENTS.  At any meeting of  Shareholders,
Shareholders  of record at the time of the notice of the meeting and at the time of the meeting (a "Submitting  Shareholder") may make nominations of individuals for election to the Board of Trustees  and/or may propose other proper  business to be considered by the  Shareholders  (the chairman of the meeting to determine whether any such business is a proper matter for action by the Shareholders) if, and only if, the  Shareholder  provides notice to the Secretary of the Trust and the Secretary  receives such notice not later than the seventh day following the day on which  the  notice  of the  meeting  was  mailed  or  transmitted  to the
Shareholder,  of each individual  whom the Shareholder  proposes to nominate for election  as a  trustee  and/or a  description  of the other  business  that the
Shareholder proposes to bring before the meeting. Upon request by the Trust, the
Submitting Shareholder shall provide, no later than five days after the delivery of such request (or such other period as may be specified in such request), such additional  information  regarding  the  matter as the Trust may  request.  If a
Shareholder  fails to provide any such additional  information  within such time period,  the  nominee or  business  shall not be  presented  at the  meeting.  A postponement or adjournment of a meeting shall not commence any new time periods pursuant to this Section.  Nothing in this Section shall be deemed to affect any right of a Shareholder  to request  inclusion of a proposal in, nor the right of the Trust to omit a proposal from, the Trust's proxy statement  pursuant to Rule
14a-8 (or any successor provision) under the Securities Exchange Act of 1934, as amended.

                                  ARTICLE III
                                    TRUSTEES

     Section 1. VACANCIES.

     (a)  Whenever  a vacancy  in the  Board  shall  occur (by  reason of death, resignation,  removal,  retirement,  an  increase  in the  authorized  number of
Trustees,  or other cause),  until such vacancy is filled as provided  herein or the number of authorized  Trustees  constituting the Board is decreased pursuant to Article IV,  Section 1 of the  Declaration of Trust,  the Trustee(s)  then in office,  regardless of the number and even if less than a quorum, shall have all the powers granted to the Board and shall  discharge all the duties imposed upon the Board by the  Declaration  of Trust and these  Bylaws as though  such number constitutes the entire Board.

     (b)  Vacancies in the Board may be filled by not less than a majority  vote of the Trustee(s) then in office, regardless of the number and even if less than a quorum  and a meeting  of  Shareholders  shall be called  for the  purpose  of electing  Trustees  if  required  by the 1940 Act.  Notwithstanding  the  above, whenever and for so long as the Trust is a  participant  in or otherwise  has in effect  a plan  under  which  the  Trust  may be  deemed  to  bear  expenses  of distributing  its Shares,  as that practice is described in Rule 12b-1 under the
1940 Act,  then the  selection  and  nomination  of each  Trustee  who is not an
"interested person" (as that term is defined in the 1940 Act ) of the Trust, any
Adviser,  or the principal  underwriter of the Trust (such Trustees are referred to herein  as  "disinterested  Trustees")  shall be,  and is,  committed  to the discretion of the disinterested  Trustees remaining in office. In the event that all Trustee  offices become vacant,  an authorized  officer of the Adviser shall serve as the sole remaining  Trustee effective upon the vacancy in the office of the last Trustee.  In such case, an  authorized  officer of the Adviser,  as the sole  remaining  Trustee,  shall fill all  vacancies  on the  Board,  as soon as practicable;  provided,  however,  that  the  percentage  of  Trustees  who  are disinterested  Trustees  shall be no less than that  permitted  by the 1940 Act.
Upon the qualification of such Trustees,  the authorized  officer of the Adviser shall resign as Trustee and a meeting of the  Shareholders  shall be called,  as required by the 1940 Act,  for the  election of Trustees.  An  appointment  of a
Trustee may be made by the Trustees then in office in  anticipation of a vacancy to occur by reason of retirement,  resignation,  or removal of a Trustee,  or an increase in number of Trustees  effective  at a later date,  provided  that said appointment  shall  become  effective  only at the  time or after  the  expected vacancy occurs.

     Section 2. PLACE OF MEETINGS AND MEETINGS BY TELEPHONE. All meetings of the
Board may be held at any place  within or outside the State of Delaware  that is designated, from time to time, by the Board, the Chairperson of the Board, or in the absence of the  Chairperson of the Board,  the President of the Trust, or in
the absence of the President,  any Vice President or other authorized officer of the Trust. In the absence of such a designation,  regular meetings shall be held at the offices of the Trust. Any meeting,  regular or special, may be held, with respect  to one or more  participating  Trustees,  by  conference  telephone  or similar communication  equipment,  so long as all Trustees  participating in the meeting  can hear one  another,  and all such  Trustees  shall be  deemed  to be present in person at such meeting.

     Section 3. REGULAR MEETINGS. Regular meetings of the Board shall be held at such time and place as shall be fixed,  from  time to time,  by the  Board,  the
Chairperson of the Board, or in the absence of the Chairperson of the Board, the
President of the Trust,  or in the absence of the President,  any Vice President or other authorized  officer of the Trust.  Regular meetings may be held without notice.

     Section 4. SPECIAL MEETINGS.  Special meetings of the Board for any purpose or purposes may be called at any time by any  Trustee,  the  Chairperson  of the
Board, or in the absence of the  Chairperson of the Board,  the President of the
Trust,  or in  the  absence  of the  President,  any  Vice  President  or  other authorized officer of the Trust.

     Notice of the purpose,  time, and place of special meetings (or of the time and place for each  regular  meeting for which  notice is given)  shall be given personally,  sent by first-class mail, courier,  cablegram, or telegram, charges prepaid,  or by facsimile or electronic mail,  addressed to each Trustee at such address as has been  provided  to the Trust for  purposes of  providing  notice;
provided that, in case of a national,  regional, or local emergency or disaster, which prevents such notice,  such notice may be given by any means  available or need not be given if no means are  available.  In case the notice is mailed,  it shall be deemed to be duly given if deposited in the United States mail at least seven (7) days before the time the meeting is to be held.  In case the notice is given  personally or is given by courier,  cablegram,  telegram,  facsimile,  or electronic  mail,  it shall be deemed  to be duly  given if  delivered  at least twenty-four (24) hours before the time of the holding of the meeting. The notice need not  specify  the place of the  meeting if the meeting is to be held at the offices of the Trust.

     Section 5. WAIVER OF NOTICE.  Whenever  notice is required to be given to a
Trustee  under this Article,  a written  waiver of notice signed by the Trustee, whether before or after the time notice is required to be given, shall be deemed equivalent  to notice.  The waiver of notice need not specify the purpose of, or the business to be transacted  at, the meeting.  All such waivers shall be filed with the  records  of the Trust or made a part of the  minutes  of the  meeting.
Attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting,  except when the Trustee attends the meeting for the express purpose of objecting  at the  beginning of the meeting to the  transaction  of any business because the meeting is not lawfully called or convened.

     Section 6. ADJOURNMENT.  A majority of the Trustees present at a meeting of the Board,  whether or not a quorum is  present,  may  adjourn  such  meeting to another time and place.  Any adjournment  will not delay or otherwise affect the effectiveness  and validity of any business  transacted  at the meeting prior to adjournment. At any adjourned meeting at which a quorum is present, any business may be transacted  which might have been transacted at the meeting as originally called.

     Section  7.  NOTICE  OF  ADJOURNMENT.  Notice  of the time and  place of an adjourned  meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than  thirty  (30) days after the date of the  original  meeting,  notice of the adjourned meeting shall be given to each Trustee.

     Section 8.  COMPENSATION  OF TRUSTEES.  Trustees may receive from the Trust reasonable  compensation  for their  services and  reimbursement  of  reasonable expenses  as may be  determined  by the  Board.  This  Section  8  shall  not be construed to preclude  any Trustee from serving the Trust in any other  capacity as an officer,  agent,  employee,  or otherwise and receiving  compensation  and reimbursement of expenses for those services.

     Section 9.  CHAIRMAN OF THE BOARD.  The Board may elect a Chairman  for the purpose of  presiding  at meetings of the Board (the  "Chairman").  The Chairman shall exercise and perform such other powers and duties as may be assigned, from time to time, to the Chairman by the Board or  prescribed  by these Bylaws.  The
Chairman  may  delegate his or her powers and duties to the Trustees or officers of the Trust that he or she deems appropriate,  provided that such delegation is consistent with applicable legal and regulatory requirements.

                                   ARTICLE IV
                                   COMMITTEES

     Section 1. COMMITTEES OF TRUSTEES.  The Board, by vote of a majority of all the Trustees, may designate one or more committees of the Board, each consisting of two (2) or more Trustees (except to the extent otherwise  provided in Section
4 of Article VII of the  Declaration of Trust),  to serve at the pleasure of the
Board.  The Board, by vote of a majority of all the Trustees,  may designate one or more Trustees as alternate  members of any such committee who may replace any absent member at any meeting of the committee. Any such committee, to the extent provided  by the Board,  shall have such  authority  as  delegated  to it by the
Board, from time to time, except with respect to:

     (a) the approval of any action that, under the Declaration of Trust,  these
Bylaws or applicable law also require  Shareholder  approval or require approval by a majority of the entire Board or certain members of the Board;

     (b) the  filling of  vacancies  on the Board or on any  committee  thereof;
provided,  however,  that such  committee  may  nominate  Trustees  to fill such vacancies,  subject to the  Trust's  compliance  with the 1940 Act and the rules thereunder;

     (c) the amendment,  restatement,  or repeal of the  Declaration of Trust or these Bylaws or the adoption of a new Declaration of Trust or new Bylaws;

     (d) the amendment or repeal of any resolution of the Board; or

     (e) the  designation of any other  committee of the Board or the members of such committee.

     Section 2. MEETINGS AND ACTION OF BOARD COMMITTEES. Meetings and actions of any committee of the Board shall be held, to the extent applicable, and taken in the manner provided in Article IV of the Declaration of Trust and Article III of
these  Bylaws,  with such  changes in the context  thereof as are  necessary  to substitute  the committee and its members for the Board and its members,  except that the time of regular  meetings of any committee may be determined  either by the Board or by the  committee.  Special  meetings of any  committee may also be called by  resolution  of the Board or such  committee,  and  notice of  special meetings of any committee also shall be given to all alternate members who shall have the right to attend all meetings of the committee.  The Board, from time to time, may adopt other rules for the governance of any committee.

     Section 3. ADVISORY COMMITTEES.  The Board may appoint one or more advisory committees  comprised of such number of  individuals  appointed by the Board who may meet at such time, place, and upon such notice, if any, as determined by the
Board. Such advisory committees shall have no power to require the Trust to take any specific action.

                                   ARTICLE V
                                    OFFICERS

     Section 1. OFFICERS.  The officers of the Trust shall be a Chief  Executive
Officer, a President,  a Secretary,  a Chief Financial Officer, and a Treasurer.
The Trust  also may  have,  at the  discretion  of the  Board,  one or more Vice
Presidents,  one or  more  Assistant  Vice  Presidents,  one or  more  Assistant
Secretaries, one or more Assistant Treasurers, and such other officers who shall have such  authority and perform such duties as are provided in the  Declaration of Trust,  these  Bylaws,  or as the Board,  or to the extent  permitted  by the
Board, as the President, may determine, from time to time. Any number of offices may be held by the  same  person,  except  the  offices  of  President  and Vice
President.

     Section 2.  APPOINTMENT  OF  OFFICERS.  The  officers of the Trust shall be appointed  by the  Board,  or to the  extent  permitted  by  the  Board,  by the
President,  and each shall serve at the pleasure of the Board,  or to the extent permitted by the Board, at the pleasure of the President, subject to the rights, if any, of an officer under any contract of employment.

     Section 3. REMOVAL AND RESIGNATION OF OFFICERS.  Subject to the rights,  if any, of an officer under any contract of employment, any officer may be removed, either with or without cause,  by the Board at any regular or special meeting of the Board, or to the extent permitted by the Board, by the President.

     Any officer may resign at any time by giving  written  notice to the Trust.
Such resignation shall take effect upon receipt unless specified to be effective at some later time and unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without  prejudice to the rights,  if any, of the Trust under any contract to which the officer is a party.

     Section 4. VACANCIES IN OFFICES.  A vacancy in any office because of death, resignation,  removal,  incapacity, or other cause shall be filled in the manner prescribed in these Bylaws for regular appointment to that office.

     Section 5. PRESIDENT. Subject to such supervisory powers, if any, as may be given by the Board to the  Chairman  of the Board,  if there be such an officer, the  President  shall,  subject  to the  control  of  the  Board,  have  general supervision,  direction,  and control of the  business  and the  officers of the
Trust.

     Section  6.  VICE  PRESIDENTS.  In  the  absence,   resignation,   removal,
incapacity,  or death of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board, or if not ranked, a Vice President  designated by the Board,  shall  exercise all the powers and perform all the duties of, and be subject to all the  restrictions  upon, the President  until the  President's return, his or her incapacity ceases, or a new President is appointed. Each Vice
President  shall have such other  powers and perform  such other duties as, from time to time, may be prescribed by the Board or the President, or as provided in the Declaration of Trust or these Bylaws.

     Section 7.  SECRETARY.  The Secretary shall keep or cause to be kept at the offices of the Trust,  or such other  place as the Board may  direct,  a book of minutes  of  all  meetings  and  actions  (including  consents)  of  the  Board, committees of the Board, and Shareholders.  The Secretary shall keep a record of the time and place of such meetings, whether regular or special and, if special, how authorized,  the notice given,  the names of those present at Board meetings or committee  meetings,  the number of Shares present or represented by proxy at
Shareholders' meetings, and the proceedings.

     The Secretary  shall cause to be kept at the offices of the Trust or at the office of the Trust's transfer or other duly authorized  agent, a share register or a duplicate share register  showing the names of all  Shareholders  and their addresses,  the number,  Series and Classes  (if  applicable)  of Shares held by each, the number and date of  certificates,  if any,  issued for such Shares and the  number  and date of  cancellation  of  every  certificate  surrendered  for cancellation.

     The Secretary shall give or cause to be given notice of all meetings of the
Shareholders and of the Board required by the Declaration of Trust, these Bylaws or by applicable  law to be given,  and shall have such other powers and perform such other  duties as may be  prescribed  by the Board or the  President  of the
Trust, or as provided in the Declaration of Trust or these Bylaws.

     Section 8.  TREASURER.  The Treasurer  shall be responsible for the general supervision  over the care and  custody  of the  funds,  securities,  and  other valuable  effects of the Trust and shall  deposit the same, or cause the same to be  deposited,  in the name of the Trust in such  depositories  as the Board may designate; shall disburse the funds of the Trust as may be ordered by the Board;
shall have  supervision  over the accounts of all receipts and  disbursements of the Trust;  disburse the funds of the Trust;  shall have the power and authority to perform the duties usually incident of such office and those duties as may be assigned to him or her, from time to time, by the Board; and shall render to the
Board,  whenever  the  Board  requests  it,  an  account  of  all  of his or her transactions  as  Treasurer.  The Treasurer  also shall  render,  or cause to be rendered,  financial  statements  of the Trust  whenever  required by the Board;
supervise  the  investment  of its funds as ordered or  authorized by the Board, taking proper vouchers  therefor;  provide  assistance to the Audit Committee of the Board and report to such Committee as necessary;  be designated as principal accounting officer/principal financial officer for purposes of Section 32 of the
1940 Act,  Section 302 of the Sarbanes  Oxley Act of 2002,  and Section 6 of the
Securities Act of 1933, as amended; shall keep and maintain, or cause to be kept and  maintained,  adequate  and  correct  books and  records of  accounts of the properties  and business  transactions  of the Trust (and every Series and Class thereof),  including accounts of assets, liabilities,  receipts,  disbursements, gains, losses,  capital retained earnings, and Shares; and shall have all powers and authority to perform the duties usually incident of his or her office.

                                   ARTICLE VI
                               RECORDS AND REPORTS

     Section 1.  MAINTENANCE AND INSPECTION OF SHARE  REGISTER.  The Trust shall keep at its offices,  or at the office of its transfer or other duly  authorized agent,  records of the Shareholders  that provide the names and addresses of all
Shareholders and the number, Series, and Classes, if any, of Shares held by each
Shareholder.  Such records may be inspected  during the Trust's regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written  demand  to the  Trust,  for  any  purpose  reasonably  related  to such
Shareholder's interest as a Shareholder.

     Section 2.  MAINTENANCE  AND INSPECTION OF DECLARATION OF TRUST AND BYLAWS.
The Trust shall keep at its offices the original or a copy of the Declaration of
Trust and these Bylaws,  as amended or restated,  from time to time,  where they may be inspected  during the Trust's regular  business hours by any Shareholder, or its duly authorized  representative,  upon  reasonable  written demand to the
Trust, for any purpose reasonably  related to such  Shareholder's  interest as a
Shareholder.

     Section 3.  MAINTENANCE  AND  INSPECTION OF OTHER  RECORDS.  The accounting books and records and minutes of proceedings of the Shareholders, the Board, any committee of the Board, or any advisory committee shall be kept at such place or places  designated  by the Board or the  committee,  or in the  absence  of such designation,  at the offices of the Trust.  The minutes shall be kept in written form and the  accounting  books and records shall be kept either in written form or in any other form capable of being converted into written form.

     If  information is requested by a  Shareholder,  the Board,  or in case the
Board does not act, the President,  any Vice President, or the Secretary,  shall establish  reasonable standards  governing,  without limitation,  the nature and extent of  information  and documents to be furnished and the timing,  location, and cost of furnishing such information and documents upon reasonable  demand of a Shareholder.  Costs of providing such information and documents shall be borne by the requesting Shareholder.  The Trust shall be entitled to reimbursement for its direct,  out-of-pocket  expenses incurred in declining unreasonable requests
(in whole or in part) for  information  or documents.  No  Shareholder  shall be entitled to any  information  or documents  other than for a purpose  reasonably related to such  Shareholder's  interest as a Shareholder.  The provision of any information within ten (10) business days of a reasonable demand shall be deemed reasonable.

     The  Board,  or in case the Board  does not act,  the  President,  any Vice
President, or the Secretary,  may keep confidential from Shareholders,  for such period of time as the Board or such officer,  as applicable,  deems  reasonable, any  information  that the  Board or such  officer,  as  applicable,  reasonably believes  to be in the  nature of trade  secrets or other  information  that the
Board or such officer,  as the case may be, in good faith  believes would not be in the best interests of the Trust to disclose or that could damage the Trust or its business or that the Trust is required by law or by  agreement  with a third party to keep confidential.

     Section 4.  INSPECTION  BY TRUSTEES.  Every Trustee shall have the absolute right during the Trust's regular  business hours to inspect all books,  records, and  documents of every kind,  and the physical  properties  of the Trust.  This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

                                  ARTICLE VII
                                 GENERAL MATTERS

     Section 1. CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS. All checks, drafts, or other orders for payment of money,  notes,  or other  evidences of  indebtedness issued in the name of or payable  to the Trust  shall be signed or  endorsed  by such person or persons and in such manner as the Board, from time to time, shall determine.

     Section 2. CONTRACTS AND INSTRUMENTS;  HOW EXECUTED.  The Board,  except as otherwise  provided in the Declaration of Trust and these Bylaws,  may authorize any officer or officers or agent or agents to enter into any contract or execute any  instrument in the name of and on behalf of the Trust or any Series  thereof and this authority may be general or confined to specific instances.

     Section 3.  CERTIFICATES  FOR SHARES.  A certificate  or  certificates  for
Shares  may be  issued to  Shareholders  at the  discretion  of the  Board.  All certificates  shall be in such form as shall be  approved by the Board and shall be signed in the name of the Trust by the Trust's  President or Vice  President,
and by the Trust's  Treasurer or an Assistant  Treasurer or the Secretary or any
Assistant  Secretary,  certifying  the number of Shares and the Series and Class thereof,  if any, owned by the Shareholder.  Any or all of the signatures on the certificate  may be  facsimile.  In case any  officer or  transfer or other duly authorized agent who has signed or whose facsimile  signature has been placed on a  certificate  shall have  ceased to be such  officer or transfer or other duly authorized  agent  before such  certificate  is issued,  it may be issued by the
Trust with the same  effect as if such  person  were an officer or  transfer  or other duly authorized agent at the date of issue. Notwithstanding the foregoing, the Trust may adopt and use a system of issuance,  recordation,  and transfer of its Shares by electronic or other means.

     Section 4. LOST CERTIFICATES.  Except as provided in this Section 4, no new certificates for Shares shall be issued to replace an old certificate unless the latter is  surrendered  to the Trust and cancelled at the same time. In case any
Share  certificate or certificate  for any other  security is lost,  stolen,  or destroyed,  the Board may authorize the issuance of a replacement certificate on such terms and  conditions  as the Board may require,  including a provision for indemnification  of the Board and the Trust secured by a bond or other  adequate security  sufficient  to protect the Trust and the Board  against any claim that may be made against either, including any expense or liability on account of the alleged loss,  theft, or destruction of the certificate,  or the issuance of the replacement certificate.

     Section 5.  REPRESENTATION  OF SHARES OF OTHER ENTITIES HELD BY TRUST.  The
Trust's  President or any Vice  President or any other person  authorized by the
Board, or by any of the foregoing designated officers,  is authorized to vote or represent on behalf of the Trust, or any Series  thereof,  any and all shares of any  corporation,  partnership,  trust,  or other  entity,  foreign or domestic, standing in the name of the Trust or such Series thereof.  The authority granted may be  exercised  in  person or by a proxy  duly  executed  by such  authorized person.

     Section 6. TRANSFERS OF SHARES.  Shares are transferable,  if authorized by the Declaration of Trust, only on the record books of the Trust by the Person in whose  name  such  Shares  are  registered,  or by his or  her  duly  authorized attorney-in-fact or representative.  Shares represented by certificates shall be transferred  on the  books of the  Trust  upon  surrender  for  cancellation  of certificates  for the same  number of Shares,  with an  assignment  and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the  authenticity  of the  signature  as the Trust or its agents may  reasonably require.  Upon receipt of proper transfer instructions from the registered owner of uncertificated Shares, such uncertificated Shares shall be transferred on the record books to the Person entitled  thereto,  or  certificated  Shares shall be made to the Person entitled  thereto and the transaction  shall be recorded upon the books of the Trust.  The Trust, its transfer agent, or other duly authorized agents may refuse  any  requested  transfer  of  Shares,  or request  additional evidence of authority  to  safeguard  the assets or interests of the Trust or of the  Shareholders  of the  Trust,  in their  sole  discretion.  In all  cases of transfer by an attorney-in-fact,  the original power of attorney, or an official copy thereof duly certified,  shall be deposited and remain with the Trust,  its transfer  agent,  or  other  duly  authorized  agent.  In case of  transfers  by executors,  administrators,  guardians,  or other  legal  representatives,  duly authenticated  evidence of their authority shall be presented to the Trust,  its transfer  agent,  or other duly  authorized  agent,  and may be  required  to be deposited  and  remain  with the  Trust,  its  transfer  agent,  or  other  duly authorized agent.

     Section 7. HOLDERS OF RECORD.  The record books of the Trust as kept by the
Trust,  its transfer agent, or other duly authorized  agent, as the case may be, shall be conclusive as to the identity of the  Shareholders  of the Trust and as to the number,  Series, and Classes,  if any, of Shares held, from time to time, by each such  Shareholder.  The Trust  shall be  entitled to treat the holder of record of any Share as the owner thereof and, accordingly, shall not be bound to recognize  any equitable or other claim to or interest in such Share on the part of any other Person, whether or not the Trust shall have express or other notice thereof.

     Section 8.  FISCAL  YEAR.  The fiscal  year of the Trust,  and each  Series thereof, shall be determined by the Board.

     Section 9. HEADINGS; REFERENCES. Headings are placed herein for convenience of  reference  only and shall not be taken as a part hereof or control or affect the meaning,  construction, or effect of this instrument.  Whenever the singular number is used  herein,  the same shall  include  the  plural,  and the  neuter, masculine,  and feminine  genders shall include each other,  as applicable.  Any references  herein to specific  sections of the DSTA,  the Code, or the 1940 Act shall refer to such  sections as amended,  from time to time,  or any  successor sections  thereof.  The terms  "include,"  "includes"  and  "including"  and any comparable terms shall be deemed to mean "including, without limitation."

     Section 10.  APPLICABLE  LAW.  These Bylaws are created under and are to be governed by and construed and administered according to the laws of the State of
Delaware and the  applicable  provisions of the 1940 Act and the Code. The Trust shall be a Delaware  statutory trust pursuant to the DSTA, and without  limiting the  provisions  hereof,  the Trust may exercise all powers that are  ordinarily exercised by such a statutory  trust.  Notwithstanding  the  foregoing,  (a) all matters which are not  specifically  addressed in the  Declaration of Trust,  in these  Bylaws or in the DSTA (other than DSTA Section  3809),  or as to which an ambiguity exists,  shall be governed by the General Corporation Law of the State of Delaware,  and judicial  interpretations  thereunder,  as if the Trust were a
Delaware  corporation,  the  Shareholders  were  shareholders  of such  Delaware corporation and the Trustees were directors of such Delaware corporation and (b)
there shall not be applicable to the Trust,  the Trustees,  the  Shareholders or
any  other  Person  or to the  Declaration  of  Trust or  these  Bylaws  (i) the provisions of Sections  3533,  3540 and 3583(a) of Title 12 of the Delaware Code
or (ii) any  provisions  of the  laws  (statutory  or  common)  of the  State of
Delaware (other than the DSTA)  pertaining to trusts which relate to or regulate
(A) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges,  (B) affirmative  requirements to post bonds for trustees,  officers, agents or employees of a trust, (C) the necessity for obtaining court or other governmental  approval  concerning the acquisition, holding or  disposition  of real or  personal  property,  (D) fees or other sums payable  to  trustees,  officers,  agents  or  employees  of a  trust,  (E)  the allocation of receipts and expenditures to income or principal, (F) restrictions or limitations  on the  permissible  nature,  amount or  concentration  of trust investments or requirements relating to the titling,  storage or other manner of holding  of  trust  assets,  or (G) the  establishment  of  fiduciary  or  other standards or  responsibilities  or limitations on the  indemnification,  acts or powers of trustees or other Persons, which are inconsistent with the limitations of  liabilities  or  authorities  and powers of the  Trustees or officers of the
Trust set forth or referenced in the Declaration of Trust or these Bylaws.

     Section 11. PROVISIONS IN CONFLICT WITH LAW OR REGULATIONS.

     (a) The  provisions of these Bylaws are  severable,  and if the Board shall determine,  with  the  advice  of  counsel,  that any of such  provisions  is in conflict with the  Declaration  of Trust,  the 1940 Act, the Code,  the DSTA, or
with other applicable laws and regulations,  the conflicting  provision shall be deemed not to have  constituted  a part of these  Bylaws from the time when such provisions became inconsistent with such laws or regulations; provided, however, that such  determination  shall not affect any of the  remaining  provisions  of these Bylaws or render  invalid or improper any action taken or omitted prior to such determination.

     (b) If any provision of these Bylaws shall be held invalid or unenforceable in any jurisdiction,  such invalidity or  unenforceability  shall attach only to such  provision  in such  jurisdiction  and shall not in any manner  affect such provision in any other  jurisdiction  or any other  provision of these Bylaws in any jurisdiction.

                                  ARTICLE VIII
                                   AMENDMENTS

     Section  1.  AMENDMENT  BY  SHAREHOLDERS.  These  Bylaws  may  be  amended, restated,  or repealed, or new Bylaws may be adopted, by the affirmative vote of a majority of votes cast at a Shareholders'  meeting called for that purpose and where a quorum of Shareholders of the Trust is present.

     Section  2.  AMENDMENT  BY  TRUSTEES.  These  Bylaws  may also be  amended, restated,  or repealed, or new Bylaws may be adopted, by the Board, by a vote of the Board as set forth in Article IV, Section 3(c) of the Declaration of Trust.

     Section 3. OTHER AMENDMENT.  Subject to the 1940 Act, these Bylaws may also be amended  pursuant to Article VIII,  Section 2(a) of the  Declaration of Trust
and Section 3815(f) of the DSTA.

These Bylaws are effective as of March 18, 2009